CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report, dated April 11, 2000, accompanying the consolidated financial statements included in the Annual Report of American Enterprise.com, Corp. and Subsidiaries, on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of National Diagnostics, Inc. and Subsidiaries on Form S-8 (File No. 33-80293, effective December 11, 1995).




                                                              GRANT THORNTON LLP


Tampa, Florida
April 11, 2000